                                                                      EXHIBIT 19


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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
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                       DISTRIBUTION:                 21-Sep-98          PAGE # 1




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   ORIGINAL         BEGINNING                                                       ENDING             OVER-          ENDING
     NOTE              NOTE        PRINCIPAL         INTEREST          TOTAL         NOTE        COLLATERALIZATION     LOAN
    BALANCE          BALANCE     DISTRIBUTION      DISTRIBUTION    DISTRIBUTION     BALANCE            AMOUNT         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
600,000,000.00   586,148,460.09    12,233,854.09     3,026,318.37    15,260,172.46  573,914,606.00     5,202,315.67   579,116,921.67

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    FACTOR INFORMATION PER $1,000                                                         NOTE RATES
    ===========================================================                 =============================
         PRINCIPAL           INTEREST          ENDING NOTE                       INIT NOTE         CURR NOTE
       DISTRIBUTION        DISTRIBUTION          BALANCE                           RATE              RATE
    -----------------------------------------------------------                 -----------------------------


        20.38975682         5.04386395        956.52434334                        5.81625%           5.80844%
    ===========================================================                 =============================





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          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






                                THOMAS ROLLAUER
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881









(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

================================================================================
                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================

         DISTRIBUTION:                21-SEP-98                         PAGE # 2


SECTION 3.08 (1)          BEGINNING NOTE ACCOUNT BALANCE                                         15,325,479.20


SECTION 3.08 (2)          MONTHLY PAYMENT AMOUNT                                                 15,260,172.46


SECTION 3.08 (3)          OVERCOLLATERALIZATION INCREASE AMOUNT                                   1,677,143.31


SECTION 3.08 (4)          INSURED PAYMENT                                                                 0.00


SECTION 3.08 (7)          REALIZED LOSSES                                                                 0.00


SECTION 3.08 (8)          OVERCOLLATERALIZATION REDUCTION AMOUNT                                          0.00


SECTION 3.08 (9)          PRE-FUNDED AMT PREVIOUSLY USED                                                 48.71
                          PRE-FUNDED AMT DISTRIBUTED AS PRINCIPAL                                         0.00
                          PRE-FUNDING A/C EARININGS                                                       0.00
                          AMTS TRANSFERRED FROM CAP INT A/C TO NOTE A/C                                   0.00
                          AMT TRANSFERRED TO SELLER                                                       0.00
                          AMOUNT OF SUBSEQUENT LOANS TRANSFERRED ON 8/7/98*                     103,575,663.18
                          * SUBSQUENT LOANS NOT INCLUDED IN REMMITTANCE PERIOD
                                                                                                                          PER $1000
                                                                                                                          ---------
SECTION 3.09 (a)(i)       NOTE DISTRIBUTION                                                      15,260,172.46                25.43


SECTION 3.09 (a)(ii)      PRINCIPAL DISTRIBUTION
                                            INSTALLMENT PRINCIPAL COLLECTED                         521,055.75                 0.87
                                            PRINCIPAL PREPAYMENTS                                10,035,655.03                16.73
                                            OVERCOLLATERALIZATION INCREASE AMOUNT                 1,677,143.31                 2.80
                                            OTHER                                                         0.00                 0.00

SECTION 3.09 (a)(iv)      CARRYFORWARD AMOUNT                                                             0.00


SECTION 3.09 (a)(v)       INSURED PAYMENT                                                                 0.00


SECTION 3.09 (a)(vi)      ENDING AGGREGATE LOAN BALANCE                                         579,116,921.67
                          ENDING NUMBER OF LOANS OUTSTANDING                                             6,422


SECTION 3.09 (a)(vii)     OVERCOLLATERALIZATION AMOUNT                                            5,202,315.67
                          OVERCOLLATERALIZATION DEFICIT                                                   0.00


SECTION 3.09 (a)(ix)      SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                   0.00
                          LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                               0.00


SECTION 3.09 (a)(x)       WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                             10.2156%


SECTION 3.09 (a)(xii)     WEIGHTED AVERAGE GROSS MARGIN OF THE HOME EQUITY LOANS                           N/A


SECTION 3.09 (a)(xiii)    THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                           659,231.81
                                                                                                    494,141.12
                                                                                                    492,519.52


SECTION 3.09 (a)(xv)      AVAILABLE FUNDS CAP CARRY FORWARD AMORTIZATION AMOUNT                           0.00
                          AVAILABLE FUNDS CAP CARRY FORWARD  AMOUNT                                       0.00


SECTION 3.09 (a)(xvi)     REMAINING PRE-FUNDED AMOUNT                                                     0.00



(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

================================================================================
                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================


       DISTRIBUTION:            21-Sep-98                               PAGE # 3



SECTION 3.09 (b)(i)       NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*

                          -----------------------------------------------------------------------------------------

                                  CATEGORY              COUNT          AGG. PRIN. BAL.               PERCENTAGE
                          -----------------------------------------------------------------------------------------
                                 30-59 DAYS              191                 15,869,163.20                    2.74%
                                 60-89 DAYS               88                  6,674,357.14                    1.15%
                                  90 + DAYS              134                 10,187,107.93                    1.76%
                          -----------------------------------------------------------------------------------------

                          *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy

SECTION 3.09 (b)(ii)      NUMBER OF LOANS IN FORECLOSURE                                                                71

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE                                  5,989,246.01


                          NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                          IN THE PRIOR MONTH                                                                            36

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                          THAT WERE COMMENCED IN THE PRIOR MONTH                                              2,878,747.67


SECTION 3.09 (b)(iii)     NUMBER OF LOANS IN BANKRUPTCY                                                                 18

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                                  1,501,055.41


SECTION 3.09 (b)(iii)     NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                                      13

                          AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                                    865,595.05


SECTION 3.09 (b)(iv)      NUMBER OF REO PROPERTIES                                                                       0

                          AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                                               0.00


SECTION 3.09 (b)(v)       BOOK VALUE OF REO PROPERTY


SECTION 3.09 (b)(vi)      CUMULATIVE LOSS PERCENTAGE                                                            0.00000000%

                          CUMULATIVE REALIZED LOSSES                                                                  0.00

                          ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                                             0.00000000%




SECTION 3.09 (b)(vii)     90+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                                        1.15912985%
                          90+ DELINQUENT LOANS                                                               10,187,107.93

                          THREE MONTH ROLLING AVERAGE DELINQUENCY AMOUNT                                      6,191,078.56




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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